SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

Commission File Number: 000-52337

BMR Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0989901 (I.R.S. Employer Identification No.)

1184 Rutland Road, Suite 2, Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
(949) 292-0820 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2007, the Board approved a new organizational plan that will enable the BMR Solutions, Inc., a Nevada corporation (“Registrant”) to streamline costs with respect to the administration of the Registrant’s delivery and transportation services, which plan is described in Item 8.01 below.

In connection with the new organizational plan, on September 27, 2007, the board of directors (the “Board”) of the Registrant appointed K. John Shukur to serve as President, Chief Financial Officer, Secretary and a director effective as of October 1, 2007. From 2003 to the present, Mr. Shukur has been working as a financial consultant to several small public companies.  From 2001 to 2003, Mr. Shukur served as the Chief Financial Officer and a director of Fuel Centers, Inc.  From 1994 to 2001, Mr. Shukur has been the operator of Samurai Harry’s, a chain of Japanese-American food restaurants located in Southern California. Mr. Shukur earned his Bachelor of Science degree in Environmental Analysis and Design from University of California, Irvine in 1994. Mr. Shukur is not an officer or a director of any other reporting company.

Mr. Shukur owns 50,000 shares of the Registrant’s common stock. Marla Andre, the Registrant’s departing Chief Financial Officer, is the spouse of K. John Shukur and owns 950,000 shares. Therefore, Mr. Shukur beneficially owns 1,000,000 shares of common stock, which equals approximately 25.7% of the Registrant’s issued and outstanding common stock. Mark Andre is the brother in law of K. John Shukur.

Also on September 27, 2007, as part of the new organizational plan, it was determined that the following executive officers would resign effective October 1, 2007: Mark Andre, Chief Executive Officer, President, Secretary and a director; and Marla Andre, Chief Financial Officer, Treasurer and a director. Their resignations were not the result of any disagreement with the policies, practices or procedures of the Registrant. The resignations of Mr. Andre and Ms. Andre are attached hereto as Exhibits 17.1 and 17.2. Mark Andre will continue to provide services to the Registrant but will no longer serve as an officer or a director, which will hopefully allow Mr. Andre to focus on the business of the Registrant.

Other than administrative costs associated with the new organizational plan, there are no costs (including no severance or retention payments) associated with the departures of these officers and employees or the organizational plan in general.

Item 8.01    Other Events.

On September 27, 2007, the Registrant announced that the Board has approved a new organizational plan that will enable the Registrant to streamline costs with respect to the administration of the Registrant’s delivery and transportation services. The proactive organizational plan is being taken in response to the following: (i) increasing fuel costs which is impacting the transportation industry; (ii) a general slowdown in the Registrant’s business operations which the Registrant’s management believes is due to, among other things, the decline in the real estate market in Southern California; and (iii) a tightening in the equity and credit markets which has limited the Registrant’s ability to raise additional capital through debt or equity financings. The Registrant had hoped to expand its operations by acquiring additional trucks so that the Registrant can service several accounts. However, the Registrant’s ability to acquire additional trucks has been negatively affected by the Registrant’s inability to raise significant capital and its inability to generate significant revenues. Management changes in connection with the new organizational plan are described in Item 5.02 above.

In addition, in connection with the new organizational plan, the Registrant plans to explore forming a wholly-owned subsidiary to operate the Registrant’s delivery and transportation services. The Registrant’s management believes that operating the Registrant’s delivery and transportation services in a subsidiary will facilitate the Registrant’s new plan for expansion. In the last few months, the Registrant has been researching potential opportunities for the Registrant to acquire smaller companies with complementary businesses in the transportation industry in order to expand the Registrant’s operations. The Registrant has had informal discussions with representatives of certain transportation companies and other companies that may be interested in being acquired by the Registrant or entering into a joint venture agreement with the Registrant. As of the date of this report, the Registrant has not entered into any agreements with any potential acquisition or joint venture candidates. The Registrant cannot guaranty that it will acquire or enter into any joint venture with any third party, or that in the event that the Registrant acquires another entity, this acquisition will increase the value of the Registrant’s common stock. The Registrant hopes to use its common stock as payment for any potential acquisitions.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the Registrant’s actual results to differ materially from those discussed in any such forward-looking statement. These risks, factors and conditions include, but are not limited to, the effectiveness of the new organizational plan, the availability of and necessity for continued access to former management, the ability to complete its expansion plans, and the ability of the Registrant to obtain additional capital to finance its initiatives, as well as the risks and uncertainties set forth in the Registrant’s Annual Report on 10-KSB filed on March 30, 2007 and its quarterly reports filed with the Securities and Exchange Commission. In addition, new factors, risks and uncertainties may emerge from time to time. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
17.1	Resignation of Mark Andre
17.2	Resignation of Marla Andre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BMR Solutions, Inc.

Date: September 27, 2007	By:	/s/ Mark Andre
Mark Andre
President, Secretary and a Director

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